Exhibit 32.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Francis Chiew, the Principal Executive Officer and Principal Financial Officer of Darlington Mines Ltd. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Darlington Mines Ltd. for the quarterly period ended July 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Darlington Mines Ltd.

                               Date: September 14, 2010


                               /s/ Francis Chiew
                               -------------------------------------------------
                               Francis Chiew
                               President, Secretary, Treasurer and Director
                               (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Darlington Mines Ltd. and will be retained by Darlington Mines Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.